Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), effective as of February 19, 2015 (the “Effective Date”), is by and between PAN ASIA INFRATECH, CORP., a Nevada corporation with its executive office located at 123 W. Nye Lane, Suite 455, Carson City, Nevada 89706 (“Assignor”), and P2 SOLAR, INC., a Delaware corporation with its executive office located at Unit 250, 2411 – 160 Street, Surrey, British Columbia, Canada, V3S 0C8 (“Assignee”).

WHEREAS, Assignor has entered into that certain Stock Purchase Agreement, dated October 28, 2013 (the “Purchase Agreement”), with REGENCY YAMUNA ENERGY LIMITED, an India corporation (“RYEL” or the “Company”), ARUN SHARMA (the “Promoter”), and each of the stockholders of the Company listed on the Signature Page to the Purchase Agreement hereto (each and collectively with the Promoter, the “Selling Stockholder” or the “Selling Stockholders”) pursuant to which Assignor has agreed to invest an aggregate of Rs. 38.75 Cr. in the Company to enable the Company to restructure certain outstanding indebtedness, to fund the completion of the Project, and to purchase 100% of the outstanding equity of the Company, subject to the terms and conditions set forth in the Purchase Agreement;

WHEREAS, in connection with the purchase agreement, the assignor and RYEL entered into the related documents listed on Exhibit A hereto (the “Related Documents,” and together with the Purchase Agreement, the “Transaction Documents”); and

WHEREAS, Assignor wishes to assign all of its rights, title and interests in, and Assignee wishes to assume all of Assignor’s duties and obligations under, the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Transaction Documents.

2. Assignment and Assumption. Assignor hereby sells, assigns, grants, conveys and transfers to Assignee all of Assignor’s right, title and interest in and to the Transaction Documents (the “Assignment”). Assignee hereby accepts such assignment and assumes all of Assignor’s duties and obligations under the Transaction Documents and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the Transaction Documents accruing on and after the Effective Date.

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3. Consideration. In consideration for the Assignment of the Transaction Documents, the Assignee hereby agrees to issue to Assignor an aggregate of 10,000 (ten thousand) shares of Series A Preferred Stock of the Assignee (the “Shares”), free and clear of all Encumbrances (as defined herein).

4. Closing. Subject to the terms and conditions contained in this Agreement, the closing (the “Closing”) is to be held at the offices of The Magri Law Firm, PLLC, or at such other place, on such date as Assignor and Assignee may mutually agree upon (the “Closing Date”), but in no event later than February 20, 2015 (the “Deadline”). At the Closing, Assignee shall deliver to Assignor a stock certificate or certificates evidencing the Shares, free and clear of all Encumbrances (as defined herein).

5. Terms of the Transaction Documents. The terms of the Transaction Documents, including, but not limited to, the representations, warranties, covenants, agreements and indemnities therein are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Transaction Documents shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Transaction Documents and the terms hereof, the terms of the Transaction Documents shall govern.

6. Closing Conditions.

(a) The obligation of Assignor to consummate the Assignment is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Assignee in Section 8 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii) Assignee shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii) Assignor shall have obtained the consent of RYEL to assign to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement and Related Documents, if necessary;

(b) The obligation of Assignee to consummate the Assignment is subject to the satisfaction of the following conditions as of the Closing:

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(i) the representations and warranties of Assignor in Section 7 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii) Assignor shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii) Assignor shall have obtained the consent of RYEL to assign to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement and Related Documents, if necessary;

7. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

(a) Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) Assignor has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the Assignment contemplated hereby. Assignor has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Assignor and (assuming due authorization, execution and delivery by Assignee) constitutes Assignor’s legal, valid and binding obligation, enforceable against Assignor in accordance with its terms.

(c) Assignor is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Assignor acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d) No governmental, administrative or other third party consents or approvals are required by or with respect to Assignor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Assignor, threatened against or by Assignor that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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8. Representation and Warranties of Assignee.

(a) Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Assignee has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Assignee of this Agreement, the performance by Assignee of its obligations hereunder and the consummation by Assignee of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Assignee. This Agreement has been duly executed and delivered by Assignee and (assuming due authorization, execution and delivery by Assignor) this Agreement constitutes a legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms.

(c) The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and when issued to Assignor, shall be held by Assignor free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Assignor shall own the Shares, free and clear of all Encumbrances.

(d) To the Assignee’s knowledge, the execution, delivery and performance by Assignee of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Assignee is a party or is subject or by which the Shares are bound.

(e) No governmental, administrative or other third party consents or approvals are required by or with respect to Assignee in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Assignee, threatened against or by Assignee that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(g) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Assignee.

9. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

10. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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11. Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of Assignee and Assignor or (b) by either Assignee or Assignor if (i) a breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach, or (ii) the Closing does not occur by the Deadline. Upon termination, all further obligations of the parties under this Agreement shall terminate without liability of any party to the other parties to this Agreement, except that no such termination shall relieve any party from liability for any fraud or willful breach of this Agreement.

12. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

14. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

15. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

16. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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17. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

ASSIGNOR:	PAN ASIA INFRATECH, CORP.

	By:	/s/ Bharat Vasandani
	Name:	Bharat Vasandani
	Title:	Chief Executive Officer and President

ASSIGNEE:	P2 SOLAR, INC.

	By:	/s/ Raj-Mohinder S. Gurm
	Name:	Raj-Mohinder S. Gurm
	Title:	President/CEO

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Exhibit A

RELATED DOCUMENTS

1.	Stockholders’ Agreement

2.	Legal Due Diligence Agreement

3.	Engineering Due Diligence Agreement

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